UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 4, 2008
Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999

(Address of principal executive offices)		(Zip Code)
706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On February 4, 2008, Aflac Incorporated entered into an agreement for an accelerated share repurchase (ASR) program with an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch). Under the Agreement, Aflac purchased 12.5 million shares of its outstanding common stock at $60.58 per share for a total purchase price of $757 million. The repurchase was funded with internal capital. Aflac is acquiring these shares as a part of previously announced share repurchase authorizations by its board of directors that had 55.6 million shares available for purchase as of February 4, 2008. The shares will be held in treasury.
     Under the Agreement, Merrill Lynch plans to purchase shares of Aflac common stock in the open market from time to time until it has acquired a number of shares equivalent to the number of shares purchased by Aflac. At the end of this period, Aflac may receive, or may be required to remit, a purchase price adjustment based upon the volume weighted average price of its common shares during the ASR program period. Aflac may elect to receive or pay any settlement amount in cash or shares of its common stock at its option. The completion and settlement of the ASR program is expected to occur during the second quarter of 2008 although the settlement may occur before the second quarter at Merrill Lynch’s option.
     The foregoing description of the ASR program is qualified in its entirety by reference to the Master Confirmation of OTC ASAP Minus (VWAP Pricing) and the Form of Supplemental Confirmation of OTC ASAP Minus (VWAP Pricing) (collectively, the Confirmation) for the transaction, copies of which are attached hereto as Exhibit 10.1 and incorporated herein by reference. The Confirmation contains other terms governing the transactions, including, but not limited to, the mechanism used to determine the final settlement of the program, the settlement method, the circumstances under which Merrill Lynch is permitted to make adjustments to valuation periods, the circumstances under which the program may be terminated early, and various acknowledgements, representations and warranties made by Aflac and Merrill Lynch.
     Merrill Lynch and certain of its affiliates have engaged, and may in the future engage, in financial advisory, investment banking and other services for Aflac.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
10.1 -	Master Confirmation of OTC ASAP Minus (VWAP Pricing) and the Form of Supplemental Confirmation of OTC ASAP Minus (VWAP Pricing), dated February 4, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated
February 6, 2008	/s/ Ralph A. Rogers, Jr.

(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services Chief Accounting Officer

EXHIBIT INDEX:
10.1 -	Master Confirmation of OTC ASAP Minus (VWAP Pricing) and the Form of Supplemental Confirmation of OTC ASAP Minus (VWAP Pricing), dated February 4, 2008